UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2025

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bain Capital Private Credit (the “Company”) has announced that Michael Treisman has resigned from his role as Vice President of the Company, effective February 12, 2025. The Board of Trustees of the Company has appointed Jessica Yeager as Vice President of the Company, effective February 12, 2025. Ms. Yeager previously served as Secretary of the Company since July 2022. She is the general counsel for Private Credit based in Bain Capital Credit’s Boston office. Previously, Ms. Yeager was an associate at Ropes & Gray LLP, working on hedge funds and private investment funds. Ms. Yeager received a J.D. from Boston University School of Law and a B.A. from Miami University. The Board of Trustees of the Company has appointed Thomas Emery to replace Ms. Yeager as Secretary of the Company, effective February 12, 2025. Mr. Emery is a vice president in finance based in Bain Capital Credit’s Boston office. Previously, he was a senior accountant at Deloitte in its asset management practice focusing on mutual funds. Mr. Emery received a B.S. from the University of Connecticut. He is a Chartered Financial Analyst® charterholder and a Certified Public Accountant.

Mr. Emery and Ms. Yeager do not have any family relationships with any current trustee, executive officer, or person nominated to become a trustee or executive officer, of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Emery and Ms. Yeager have, or will have, a material interest subject to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Private Credit has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date: February 19, 2025	By:	/s/ Jessica Yeager
	Name:	Jessica Yeager
	Title:	Secretary

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